SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 26, 1998

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     0-19278                13-3357370
(State or other jurisdiction         (Commission            (IRS EMPLOYER
    or incorporation)                File Number)            Identification)


                    51 James Way, Eatontown, New Jersey 07724
               (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code         (732) 542-2800



         (Former name or former address, if changed since last report)


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                              Item 5. Other Events

     Osteotech, Inc. (the "Company") announced on June 26, 1998 that its Board of Directors had authorized the repurchase and retirement of up to $5 million of the Company's common stock through open market purchases which will be made from time to time as market conditions allow. There were approximately 8,860,832 shares of common stock issued and outstanding as of May 31, 1998.

     Osteotech announced on July 2, 1998 that it will acquire a majority interest in OST Developpement SA, ("OST") a subsidiary of Transphyto SA of Clermont-Ferrand, France, in a two step transaction. On June 25, 1998, Osteotech acquired a 5% interest in OST, and will acquire an additional 85% interest no later than March 1999, provided that certain milestones are achieved by OST. The aggregate cost of the transaction will be FF 9,000,000 (about $1.5 million at current exchange rates). The acquisition will not be dilutive to Osteotech in 1998, and is expected to contribute about $4 million in revenues and be accretive to net income in 1999. The agreement also provides for the future purchase by Osteotech of the remaining 10% of OST at a price to be determined at the time of the acquisition of the remaining shares.

     OST, a unit of the privately held drug development company, Transphyto SA, was founded to address the shortage of safe and effective allograft tissue in France and certain other countries outside the United States. OST initially

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developed a  proprietary  processing  system to produce  LUBBOC(R) and LADDEC(R)
bovine bone grafts for orthopaedic and dental use, respectively. OST received a CE Mark for each of these biocompatible grafts and for the validated viral inactivation process used to produce them, and it has been using the same processing technology to develop an automated system to cost effectively process human allograft tissue. It recently concluded a long term agreement with a French tissue bank, OsteoBanque D'Auvergne, in which the tissue bank receives donated tissue and OST provides tissue processing, logistical support and distribution services.

     Certain statements made herein that are not historical facts, contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. All such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide-range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introductions dates, the ultimate success of those products and services in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services and the success of cost control and margin improvement efforts, and other factors detailed from time to time in the Company's


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periodic reports and exhibits thereto  (including the Annual Report on Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the period ended March 31, 1998) filed with the Securities and Exchange Commission.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 15, 1998

                                    OSTEOTECH, INC. (Registrant)

                                    By:/s/MICHAEL J. JEFFRIES
                                       --------------------
                                    Michael J. Jeffries
                                    Executive Vice  President,  Chief
                                    Operating  Officer and  Chief  Financial
                                    Officer  (Principal  Financial Officer and
                                    Principal Accounting Officer)